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Exhibit 4.10

LICENSE AGREEMENT

        This License Agreement ("AGREEMENT"), effective this 31st day of December, 2003 ("EFFECTIVE DATE"), is by and between GENETIC TECHNOLOGIES LIMITED and its AFFILIATES, having an office at 60 Hanover Street, Fitzroy, Victoria 3065, Australia ("GTG") and TM BIOSCIENCE CORPORATION and its AFFILIATES, having an office at 439 University Avenue, Suite 1050, Toronto, Ontario, M5G 1Y8, Canada (collectively the "LICENSEE").

ARTICLE I
 BACKGROUND

        1.1   LICENSEE wishes to acquire a right and license to practice certain patents of GTG, subject to the terms and conditions of this AGREEMENT.

        1.2   GTG is prepared to grant a non-exclusive license to LICENSEE under certain patents, subject to the terms and conditions of this AGREEMENT.

ARTICLE II
 GENERAL DEFINITIONS AND RELATIONSHIPS AMONG DEFINITIONS

        2.1   "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) which directly or indirectly controls, is controlled by, or is under common control with either party or its successors or assigns, or any successor or assign of such an entity. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

        2.3   "CONFIDENTIAL INFORMATION" means any and all information contained in this AGREEMENT, or relating to correspondence or communications (whether verbal, electronic, visual or written) disclosed in the negotiation of this AGREEMENT, including without limitation all payment and royalty terms.

        2.4   "EXCLUDED FIELD" means genetic analysis using or based upon, in whole or in part, the genotyping of more than one hundred thousand (100,000) putative single nucleotide polymorphisms, such polymorphisms found in three (3) or more chromosomes of the relevant organism.

        2.5   "EXCLUSION TIME PERIOD" means the period from the EFFECTIVE DATE until August 31, 2006.

        2.6   "FIELD OF USE" means, during the EXCLUSION TIME PERIOD, human genetic testing and diagnostic products outside of the EXCLUDED FIELD, and upon expiration of the EXCLUSION TIME PERIOD means, human genetic testing and diagnostic products without limitation.

        2.7   GTG and LICENSEE may hereunder each be referred to as a "party" and are hereunder commonly referred to as "parties" (in singular and plural usage, as required by the context).

        2.8   "LICENSED PATENT" means the United States patents and patent applications, and other national and foreign patents and patent applications listed in Appendix "A" attached to this AGREEMENT and all foreign counterpart patents and patent applications thereto (including future counterparts to the patents and patent applications listed in Appendix "A"), all reissues, reexaminations, divisionals, continuations, continuations-in-part, substitutions and extensions of the foregoing, and any patent which issues or is granted based on an application which claims as a priority any document, whether or not abandoned or expired, which is also claimed as a priority by any of the foregoing.

        2.9   "LICENSED PRODUCT(S)" means products manufactured by or on behalf of LICENSEE and designed by or on behalf of LICENSEE that but for the license granted herein would infringe or contribute to the infringement of one or more VALID CLAIMS of a LICENSED PATENT, and for clarity does not include products which are manufactured and/or designed by LICENSEE as a third party contract manufacturer/developer.

        2.10 "TERM" means from the EFFECTIVE DATE until the expiration or abandonment of the last-to-expire LICENSED PATENT, except as otherwise provided in Article VII.

        2.11 "TERRITORY" means worldwide.

        2.12 "VALID CLAIM(S)" means a claim or claims of an issued or granted patent within the LICENSED PATENT which has not lapsed, became abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

ARTICLE III
 RELEASE & NON-ADMISSION

        3.1   GTG hereby releases, acquits and forever discharges LICENSEE from any and all claims, demands, liability and rights of action which GTG may have on the EFFECTIVE DATE on account of any infringement of any LICENSED PATENT, by LICENSEE's performance or acts that occurred prior to the EFFECTIVE DATE.

        3.2   Nothing in this AGREEMENT constitutes or may be construed as, an admission, statement, declaration or other evidence, without limitation, concerning any product of LICENSEE in relation to LICENSED PATENT. In particular, nothing in this AGREEMENT constitutes an admission by LICENSEE that any current or future product of LICENSEE whether in commercial use, development or planned for development, will infringe any claim of the LICENSED PATENT or that any such claim is valid or enforceable in any jurisdiction worldwide.

ARTICLE IV
 GRANT TO LICENSEE

        4.1   Subject to the terms and conditions of this AGREEMENT, GTG hereby grants LICENSEE, during the TERM of this AGREEMENT, a nonexclusive, non-transferable (except as provided herein), annual fee-bearing, irrevocable license under the LICENSED PATENT (without the right to sublicense) to make, have made, use, sell, offer for sale, and import LICENSED PRODUCTS in the FIELD OF USE throughout the TERRITORY.

        4.2   The rights and licenses granted by GTG in this AGREEMENT are personal to LICENSEE and LICENSEE shall not assign or otherwise transfer any license or right granted hereunder or any interest therein except as contemplated in Section 11.6.

        4.3   Without limiting the patent exhaustion rights under the law, the rights and licenses to use, re-sell, distribute, import or export granted to LICENSEE in this AGREEMENT shall extend to all customers, users and/or purchasers of LICENSED PRODUCTS from LICENSEE (whether directly or indirectly).

        4.4   All rights not explicitly granted to LICENSEE are reserved by GTG. Not limiting the foregoing, LICENSEE acknowledges that it is not granted any rights to any other patents or other intellectual property rights of GTG or any third party.

ARTICLE V
 CONSIDERATION

        5.1   As partial consideration for the release of Article III and the licenses granted by this AGREEMENT, LICENSEE agrees to pay to GTG a non-refundable license fee of one-hundred thousand United States Dollars (US $100,000), payable in four (4) equal installments of twenty-five thousand United States Dollars (US $25,000) and due on the EFFECTIVE DATE, April 1, 2004, July 1, 2004, and October 1, 2004, respectively.

        5.2   As additional consideration for the rights and licenses granted by this AGREEMENT, LICENSEE agrees to pay to GTG for the TERM an annual royalty on the LICENSED PRODUCTS of fifty thousand United States Dollars (US $50,000) on or before the anniversary date of the EFFECTIVE DATE of this AGREEMENT which represents an annual fee in lieu of royalties. No other sums or royalties shall be due GTG, its successors, assigns and/or legal representatives as a result of this AGREEMENT or the license hereunder.

        5.3   All fees payable hereunder by LICENSEE to GTG shall be sent by electronic wire transfer to:

    Key Bank
    #307070267
    1130 Haxton Drive
    Fort Collins, Colorado 80525
    Account: Genetic Technologies Limited
    Account Number: 76009 000 2576

        5.4   LICENSEE agrees to pay interest of ten percent (10%) per year or the maximum rate allowed by law, whichever is less, on annual fees payable but not paid to GTG when due.

        5.5   All fees payable hereunder by LICENSEE are payable to GTG's successors, heirs, or assigns, as appropriate.

ARTICLE VI
 WAIVER

        6.1   No waiver by either party, express or implied, of any breach of any term, condition, or obligation of this AGREEMENT by the other party shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or of any other term, condition, or obligation of this AGREEMENT of the same or different nature.

ARTICLE VII
 TERM AND TERMINATION OF AGREEMENT

        7.1   This AGREEMENT shall be in effect for the TERM, unless terminated earlier as provided herein.

        7.2   Either party shall have the right to terminate this AGREEMENT upon any material breach of any term or condition of this AGREEMENT by the other party, which has not been corrected within thirty (30) days after receipt of a notice in writing with reference to this Section 7.2 and such termination shall be without prejudice to any other rights or claims the aggrieved party may have against the other party. GTG shall have the right to terminate this AGREEMENT in the event that LICENSEE shall become involved in dissolution or in the event that LICENSEE entirely discontinues business for any reason, excepting in the event that business is discontinued as a result of the sale of all or substantially all of LICENSEE's capital stock, business or assets as contemplated in Section 11.6.

        7.3   LICENSEE shall have the right to terminate this AGREEMENT for any reason or no reason upon thirty (30) days written notice to GTG; after which period LICENSEE shall have no further obligations to make royalty payments to GTG under this AGREEMENT.

        7.4   Termination or expiration of this AGREEMENT shall not affect any obligation owed by LICENSEE to GTG prior to the termination or expiration. Upon termination or expiration of this AGREEMENT for any reason whatsoever:

          7.4.1 All rights granted to LICENSEE hereunder shall revert to GTG and LICENSEE shall immediately cease all activities authorized by this AGREEMENT;

          7.4.2 LICENSEE shall pay GTG the pro-rated amount of the annual payment set forth in Section 5.2 that had accumulated as of the date of termination or expiration for that year of the AGREEMENT.

          7.4.3 LICENSEE shall have no further obligations to make royalty payments to GTG under this AGREEMENT.

        7.5   SURVIVAL: Articles II, III, VIII, IX and XI, Section 7.4 and all payment obligations incurred prior to termination or expiration shall survive the termination or expiration of this AGREEMENT.

ARTICLE VIII
 CONFIDENTIALITY, PUBLICITY AND PRESS RELEASES

        8.1   LIMITATIONS ON USE AND DISCLOSURE: The parties agree that as regards the CONFIDENTIAL INFORMATION, each party is both a receiving party ("RECEIVING PARTY") and a disclosing party ("DISCLOSING PARTY"). The parties agree to treat all CONFIDENTIAL INFORMATION in the same manner as it treats its own similar proprietary information, but in no case will the degree of care be less than reasonable care. The RECEIVING PARTY shall use CONFIDENTIAL INFORMATION of the DISCLOSING PARTY only in performing under this AGREEMENT and shall retain the CONFIDENTIAL INFORMATION in confidence and not disclose to any third party (except as authorized under this AGREEMENT) without the DISCLOSING PARTY's express written consent. The RECEIVING PARTY shall disclose the DISCLOSING PARTY's CONFIDENTIAL INFORMATION only to those employees and contractors of the RECEIVING PARTY who have a need to know such information for the purposes of this AGREEMENT, and such employees and contractors must have entered into agreements with the RECEIVING PARTY containing confidentiality provisions covering the CONFIDENTIAL INFORMATION, or similar confidential information, with terms and conditions at least as restrictive as those set forth herein. Notwithstanding the foregoing, each party's confidentiality obligations hereunder shall not apply to information which as evidenced by written records:

          8.1.1   is already known to the RECEIVING PARTY, without an obligation of confidentiality, prior to disclosure by the DISCLOSING PARTY;

          8.1.2   becomes publicly available without fault of the RECEIVING PARTY;

          8.1.3   is rightfully obtained by the RECEIVING PARTY from a third party without restriction as to disclosure, or is approved for release by written authorization of the DISCLOSING PARTY; or

          8.1.4   is developed independently by the RECEIVING PARTY without use of or access to the DISCLOSING PARTY's CONFIDENTIAL INFORMATION.

        8.2   PERMITTED USE AND DISCLOSURE: Each party hereto is permitted to disclose this AGREEMENT and use or disclose the CONFIDENTIAL INFORMATION disclosed to it by the other party:

          8.2.1   To the extent such use or disclosure is reasonably necessary in connection with complying with any public stock exchange or securities rules; or

          8.2.2   To its legal and/or financial advisors, provided such advisors maintain the confidentiality of this AGREEMENT; or

          8.2.3   To the extent such use or disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable law, governmental regulation or court order, submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder; or

          8.2.4   To the extent necessary to enforce its rights under this AGREEMENT in connection with a legal proceeding or as required to be disclosed by law or governmental regulation.

          8.2.5   In the instances set forth in Sections 8.2.3 or 8.2.4, the RECEIVING PARTY shall provide reasonable advance written notice to DISCLOSING PARTY of such disclosure and reasonably cooperate with the DISCLOSING PARTY in limiting such disclosure.

        8.3   NON-PUBLICITY: For clarity, no media/press release shall be prepared by either party relating to this AGREEMENT, except in accordance with Section 8.2. In all circumstances, where the existence of this AGREEMENT must be disclosed, parties shall make every effort to prevent disclosure of the contents or terms of this AGREEMENT, or any portion thereof.

          8.3.1   Any other disclosure shall be permitted only with the express written consent of the parties, which may be declined at such party's sole discretion.

ARTICLE IX
 REPRESENTATIONS AND WARRANTIES

        9.1   GTG represents and warrants that it has the full right, power, and authority to enter into and perform its obligations under this AGREEMENT and has the sole and exclusive power and authority to grant to LICENSEE the license and other rights as set forth herein, and there are no outstanding agreements, grants, licenses, encumbrances, liens, or agreements, either written or implied, inconsistent therewith or pursuant to which this AGREEMENT or the parties' performance hereunder would violate, breach, or cause a default.

        9.2   GTG represents and warrants that it has the sole and exclusive power and authority to prosecute and enforce the LICENSED PATENT worldwide, except for the authority to enforce the LICENSED PATENT within the EXCLUDED FIELD during the EXCLUSION TIME PERIOD.

        9.3   GTG represents and warrants that the execution, delivery, and performance of this AGREEMENT have been duly authorized by all necessary corporate actions on the part of GTG.

        9.4   GTG represents and warrants that GTG owns and/or controls no other intellectual property rights, other than the LICENSED PATENT, to which a right or a license is required from GTG for the manufacture, use, sale, importation, exportation, distribution or other commercialization of products of LICENSEE, including without limitation the LICENSED PRODUCTS. In addition, GTG hereby covenants not to sue and agrees not to assert against LICENSEE and customers, users and/or purchasers of LICENSED PRODUCTS from LICENSEE (whether directly or indirectly), in respect of LICENSED PRODUCTS, any such intellectual property right that is not included in this AGREEMENT.

        9.5   LICENSEE represents and warrants that it has the full right, power, and authority to enter into and perform its obligations under this AGREEMENT.

        9.6   LICENSEE represents and warrants that the execution, delivery, and performance of this AGREEMENT have been duly authorized by all necessary corporate actions on the part of LICENSEE.

        9.7   INDEMNIFICATION:

          9.7.1   BY LICENSEE: LICENSEE agrees to hold GTG harmless from any claims by third parties and shall indemnify, hold harmless, and defend GTG, and GTG's subsidiaries, affiliates, officers, directors, representatives, or employees, against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorneys' fees and court costs arising out of or in connection with any breach by LICENSEE of any representation, warranty, or covenant hereunder.

          9.7.2   BY GTG: GTG shall defend, indemnify and hold harmless LICENSEE, and LICENSEE's subsidiaries, affiliates, officers, directors, representatives, or employees against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorneys' fees and court costs arising out of or in connection with any breach by GTG of any representation, warranty, or covenant hereunder.

          9.7.3.   The indemnifying party's indemnification obligations under this Section 9.7 are conditioned upon the indemnified party (a) giving prompt notice of the claim to the indemnifying party; (b) granting sole control of the defense or settlement of the claim or action to the indemnifying party; and (c) providing reasonable cooperation to the indemnifying party and, at the indemnifying party's request and expense, assistance in the defense or settlement of the claim.

        9.8   DISCLAIMER OF WARRANTIES: EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITH REGARD TO THE LICENSED PATENT, GTG EXPRESSLY DISCLAIMS, TO THE EXTENT ALLOWED BY APPLICABLE LAW, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF INFORMED OF SUCH PURPOSE), NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

        9.9   LIMITATION OF LIABILITY: TO THE GREATEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, WITH RESPECT TO ANY CAUSE OF ACTION RELATING TO OR ARISING FROM THIS AGREEMENT (WHETHER UNDER THIS ARTICLE IX OR OTHERWISE), NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

        9.10 Except as expressly provided in this AGREEMENT, nothing contained in this AGREEMENT shall be construed as:

          9.10.1   a warranty or representation by GTG as to the validity or scope of the LICENSED PATENT except as provided expressly herein;

          9.10.2   a warranty or representation that any use or performance contemplated herein will be free from infringement of patents other than the LICENSED PATENTS under which and to the extent to which licenses are in force hereunder;

          9.10.3   an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement;

          9.10.4   conferring any right to use by either party, in advertising, publicity, or otherwise, any trademark, trade name or name, or any contraction, abbreviation or simulation thereof, of the other party, except where expressly stated otherwise;

          9.10.5   conferring by implication, estoppel or otherwise, upon LICENSEE, any license or other right under any intellectual property or patent, except that expressly granted hereunder.

ARTICLE X
 NOTICE

        10.1 Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, and if given or rendered to LICENSEE, addressed to:

    Richard Janeczko, Ph.D.
    Chief Scientific Officer
    Tm Bioscience Corporation
    439 University Avenue, Suite 1050
    Toronto, Ontario M5G 1Y8
    Canada

        or, if given or rendered to GTG, addressed to:

    Dr. Mervyn Jacobson
    Executive Chairman
    Genetic Technologies Limited
    60 Hanover Street
    Fitzroy, Victoria 3065
    Australia

        with a copy to:

    Michael A. DeSanctis, Esq.
    Faegre & Benson LLP
    3200 Wells Fargo Center
    1700 Lincoln Street
    Denver, CO 80203
    USA

or, in any case, to such changed address or person as GTG or LICENSEE shall have specified to the other by written notice.

ARTICLE XI
 MISCELLANEOUS

        11.1 CONSTRUCTION: This AGREEMENT has been negotiated by the parties and their respective counsel. This AGREEMENT shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. This AGREEMENT shall not be construed in favor or against either party by reason of the authorship of any provisions hereof. The existence or absence of any term or condition of this AGREEMENT shall not be used in the construction or interpretation of any other agreement between the parties.

        11.2 MARKINGS: LICENSEE shall display on materials provided with LICENSED PRODUCTS, such as packaging, literature or instructions (in paper, electronic or other format), a notice indicating relevant LICENSED PATENTS.

        11.3 EQUITABLE REMEDIES: Each party acknowledges and agrees that the other party may seek any available remedy, whether in law or equity, upon the other party's breach of any of its obligations set forth in Article VIII.

        11.4 MODIFICATION: This AGREEMENT including its Appendices sets forth the entire agreement and understanding between the parties as to the subject matter of this AGREEMENT and merges all prior discussions between the parties, and no one of the parties shall be bound by any modification of this AGREEMENT, or by any conditions, definitions, warranties, or representations with respect to the subject matter of this AGREEMENT, other than as expressly provided for herein, or as duly set forth on or subsequent to the EFFECTIVE DATE in writing and signed by duly authorized representatives of the party to be bound thereby.

        11.5 CHOICE OF LAW: This AGREEMENT and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York and of the United States of America.

        11.6 ASSIGNMENT: Neither party may assign this AGREEMENT without the prior written consent of the other party, except in the event of the sale of all or substantially all of a party's capital stock, business, or assets, whether by merger or otherwise pertaining to the subject matter of this AGREEMENT, such party may assign this AGREEMENT to its successor and shall provide notice of such assignment to the other party; provided however, that prior to any assignment permitted herein by LICENSEE, LICENSEE's successor must expressly assume in writing LICENSEE's obligations under this AGREEMENT and expressly acknowledge in writing that products of such successor existing prior to such assignment shall not be LICENSED PRODUCTS.

        11.7 GOVERNING DOCUMENT: This AGREEMENT may be translated into languages other than English for the convenience of the parties hereto provided, however, the English language version of this AGREEMENT shall be the governing version and shall not be affected by the interpretation of any other language versions.

        11.8 INDEPENDENT BUSINESS: The parties acknowledge that their business operations are completely independent and nether party shall at any time hold itself out as an agent or representative of the other party. No partnership, joint venture, or other relationship shall be deemed to exist by virtue of this AGREEMENT.

        11.9 INDEPENDENT TERMS: All the terms of this AGREEMENT shall be independent and unconditional so that the performance of any one term shall not be subject to any set off or counterclaim.

        11.10 SEVERABILITY: In the event any clause or term of this AGREEMENT is determined to be void, invalid, or unenforceable, the clause shall be reformed to the extent necessary in order to overcome the limitation and give effect to the original intent and economic effect of the original provision and, as revised this AGREEMENT shall remain in full force and effect.

        11.11 HEADINGS: The headings contained within this AGREEMENT are for convenience and reference purposes only. They do not form a part hereof and shall not affect the meaning or interpretation of this AGREEMENT.

        11.12 FURTHER ASSURANCES: The parties hereto shall execute such further documents and perform such further acts as may be necessary to comply with the terms of this AGREEMENT and consummate the transactions herein provided.

        11.13 FORCE MAJEURE: Neither party shall be held responsible if the fulfillment of any terms or provisions of this AGREEMENT are delayed or prevented by wars, revolutions, fires, floods, acts of God, acts of terrorism whether actual or threatened, or other causes similar to those enumerated and not within the control of the party whose performance is interfered with, and which by the exercise of reasonable diligence, the party is unable to prevent.

        11.14 COUNTERPARTS: This AGREEMENT may be executed in counterparts (and evidenced by facsimile signatures), each of which will be deemed an original and all of which together constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this AGREEMENT.

GTG:	LICENSEE:
Genetic Technologies Limited	Tm Bioscience Corporation
By:	By:

Dr. Mervyn Jacobson Executive Chairman	Dr. Richard Janeczko Chief Scientific Officer

Appendix "A"

Licensed Patents

United States Patent No. 5,612,179
US Patent 5,192,659
US Patent 5,789,568
US Patent 5,851,762
US Patent 5,069,557

PATENT FAMILY:
AUSTRIA (AT)
    Patent (No,Kind,Date): AT 144797 E 19961115
        VERFAHREN ZUM NACHWEIS VON BENACHBARTEN UND ENTFERNT LOKALISIERTEN
            ALLELEN ALS HAPLOTYPEN MITTELS INTRONSEQUENZANALYSE (German)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A    19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): EP 90309107 A 19900820
        Addnl Info: 00414469 19961030
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: German

AUSTRIA (AT) Legal Status (No,Type,Date,Code,Text):
AT 144797	R 19961115 AT REF CORRESPONDS TO EP-PATENT (ENTSPRICHT EP-PATENT) EP 414469 P 19961030
AT 144797	R 19970615 AT UEP PUBLICATION OF TRANSLATION OF EUROPEEN PATENT SPECIFICATION (UEBERSETZUNG DER EUROPAEISCHEN PATENTSCHRIFT AUSGEGEBEN)
AT 144797	R 20030915 AT EEIH CHANGE IN THE PERSON OF PATENT OWNER (AENDERUNG IN DER PERSON DES INHABERS)

AUSTRALIA (AU)
    Patent (No,Kind,Date): AU 9061319 A1 19910228
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
        LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE A G
        Author (Inventor): SIMONS MALCOLM J
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): AU 9061319 A 19900824
        IPC: * C12Q-001/68; C12N-009/22; C12N-015/12; C12P-019/34; G01N-033/50
        Language of Document: English
    Patent (No,Kind,Date): AU 9472850 A1 19941124
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE

            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG

  Author (Inventor): SIMONS MALCOLM J
      Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
          19890911; US 465863 A 19900116; US 551239 A 19900711
      Applic (No,Kind,Date): AU 9472850 A 19940908
      IPC: * C12Q-001/68; C12N-015/11
      CA Abstract No: * 115(07)066222Y
      Derwent WPI Acc No: * C 91-059664
      Language of Document: English
  Patent (No,Kind,Date): AU 654111 B2 19941027    INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
      LOCUS ALLELES AS HAPLOTYPES (English)
      Patent Assignee: GENETYPE AG
      Author (Inventor): SIMONS MALCOLM J
      Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
          19890911; US 465863 A 19900116; US 551239 A 19900711
      Applic (No,Kind,Date): AU 9061319 A 19900824
      IPC: * C12Q-001/68; C12N-009/22; C12N-015/12; C12P-019/34; G01N-033/50
      CA Abstract No: * 115(07)066222Y
      Derwent WPI Acc No: * C 91-059664
      Language of Document: English
  Patent (No,Kind,Date): AU 672519 B2 19961003
      INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
          LOCUS ALLELES AS HAPLOTYPES (English)
      Patent Assignee: GENETYPE AG
      Author (Inventor): SIMONS MALCOLM J
      Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
          19890911; US 465863 A 19900116; US 551239 A 19900711
      Applic (No,Kind,Date): AU 9472850 A 19940908
      IPC: * C12Q-001/68; C12N-015/11
      CA Abstract No: * 115(07)066222Y
      Derwent WPI Acc No: * C 91-059664
  Language of Document: English

CANADA (CA)
    Patent (No,Kind,Date): CA 2023888 AA 19910226
        INTROL SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English; French)
        Patent Assignee: SIMONS MALCOLM J (AU)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
        19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): CA 2023888 A 19900823
        National Class: * D3195000112 M; 15000085 S
        IPC: * C07H-021/00; C12Q-001/68
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

GERMAN DEMOCRATIC REPUBLIC (DD)
    Patent (No,Kind,Date): DD 299319 A5 19920409
        INTRONSEQUENZANALYSEVERFAHREN ZUM NACHWEIS VON BENACHBARTEN UND
            ENTFERNTEN GENORTALLELEN ALS HAPLOTYPEN (German)
    Patent Assignee: GENETYPE A G (CH)
    Author (Inventor): SIMONS MALCOLM J (AU)
    Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
        19890911; US 465863 A 19900116; US 551239 A 19900711
    Applic (No,Kind,Date): DD 343632 A 19900824
    IPC: * C12Q-001/68
    CA Abstract No: * 115(07)066222Y
    Derwent WPI Acc No: * C 91-059664
    Language of Document: German
GERMAN DEMOCRATIC REPUBLIC (DD)
    Legal Status (No,Type,Date,Code,Text):

DD 299319	P 20030213 DD RPI CHANGE IN THE PERSON, NAME
OR ADDRESS OF THE PATENTEE (SEARCHES
ACCORDING TO ART. 11 AND 12 EXTENSION ACT)
(AENDERUNG IN DER PERSON, IM NAMEN ODER IM
WOHNORT DES INHABERS (RECHERCHEN GEMAESS PAR.
11 UND 12 ERSTRECKUNGSGESETZ))
Genetic Technologies Limited, Fitzroy,
Victoria 3065, AU
DD 299319	P 20030213 DD RPV CHANGE IN THE PERSON, THE
NAME OR THE ADDRESS OF THE REPRESENTATIVE
(SEARCHES ACCORDING TO ART. 11 AND 12
EXTENSION ACT) (AENDERUNG IN DER PERSON, IM
NAMEN ODER IM WOHNORT DES VERTRETERS
(RECHERCHEN GEMAESS PAR. 11 UND 12
ERSTRECKUNGSGESETZ))
Patentanwalt Dr. Peter Barz, 80803 M nchen

GERMANY (DE)
    Patent (No,Kind,Date): DE 69029018 C0 19961205
        VERFAHREN ZUM NACHWEIS VON BENACHBARTEN UND ENTFERNT LOKALISIERTEN
            ALLELEN ALS HAPLOTYPEN MITTELS INTRONSEQUENZANALYSE (German)
    Patent Assignee: GENETYPE AG (CH)
    Author (Inventor): SIMONS MALCOLM J (AU)
    Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
        19890911; US 465863 A 19900116; US 551239 A 19900711
    Applic (No,Kind,Date): DE 69029018 A 19900820
    IPC: * C12Q-001/68; C07H-021/04
    CA Abstract No: * 115(07)066222Y
    Derwent WPI Acc No: * C 91-059664
    Language of Document: German
Patent (No,Kind,Date): DE 69029018 T2 19970522
    VERFAHREN ZUM NACHWEIS VON BENACHBARTEN UND ENTFERNT LOKALISIERTEN
        ALLELEN ALS HAPLOTYPEN MITTELS INTRONSEQUENZANALYSE (German)
    Patent Assignee: GENETYPE AG (CH)
    Author (Inventor): SIMONS MALCOLM J (AU)

    Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
        19890911; US 465863 A 19900116; US 551239 A 19900711
    Applic (No,Kind,Date): DE 69029018 A 19900820
    IPC: * C12Q-001/68; C07H-021/04
    CA Abstract No: * 115(07)066222Y
    Derwent WPI Acc No: * C 91-059664
    Language of Document: German

GERMANY (DE)
    Legal Status (No,Type,Date,Code,Text):

DE 69029018	P 19961205 DE REF CORRESPONDS TO (ENTSPRICHT) EP 414469 P 19961205
DE 69029018	P 19970522 DE 8373 TRANSLATION OF PATENT
DOCUMENT OF EUROPEAN PATENT WAS RECEIVED AND
HAS BEEN PUBLISHED (UEBERSETZUNG DER
PATENTSCHRIFT DES EUROPAEISCHEN PATENTES IST
EINGEGANGEN UND VEROEFFENTLICHT WORDEN)
DE 69029018	P 19971127 DE 8364 NO OPPOSITION DURING TERM OF OPPOSITION (EINSPRUCHSFRIST ABGELAUFEN OHNE DASS EINSPRUCH ERHOBEN WURDE)
DE 69029018	P 20030828 DE 8327 CHANGE IN THE PERSON/NAME/ADDRESS OF THE PATENT OWNER (AENDERUNG IN PERSON, NAMEN ODER WOHNORT DES PATENTINHABERS) GENETIC TECHNOLOGIES LTD., FITZROY, VICTORIA, AU

DENMARK (DK)
    Patent (No,Kind,Date): DK 414469 T3 19970414
        INTRONSEKVENSANALYSEFREMGANGSMAADE TIL PAAVISNING AF NABOSTILLEDE OG
            FJERNT LOKALISEREDE ALLELER SOM HAPLOTYPER (Danish)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): DK 9090309107 A 19900820
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: Danish

EUROPEAN PATENT OFFICE (EP)
    Patent (No,Kind,Date): EP 414469 A2 19910227
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English; French; German)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711        Applic (No,Kind,Date): EP 90309107 A 19900820

        Designated States: (National) AT; BE; CH; DE; DK; ES; FR; GB; GR; IT; LI; LU; NL; SE
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No:; 115(07)066222Y
        Derwent WPI Acc No:; C 91-059664
        Language of Document: English

    Patent (No,Kind,Date): EP 414469 A3 19920923
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English; French; German)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): EP 90309107 A 19900820
        Designated States: (National) AT; BE; CH; DE; DK; ES; FR; GB; GR; IT; LI; LU; NL; SE
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

    Patent (No,Kind,Date): EP 414469 B1 19961030
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English; French; German)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): EP 90309107 A 19900820
        Designated States: (National) AT; BE; CH; DE; DK; ES; FR; GB; GR; IT; LI; LU; NL; SE
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

EUROPEAN PATENT OFFICE (EP) Legal Status (No,Type,Date,Code,Text):
EP 414469	P 19890825 EP AA PRIORITY (PATENT APPLICATION) (PRIORITAET (PATENTANMELDUNG)) US 398217 A 19890825
EP 414469	P 19890911 EP AA PRIORITY (PATENT APPLICATION) (PRIORITAET (PATENTANMELDUNG)) US 405499 A 19890911
EP 414469	P 19900116 EP AA PRIORITY (PATENT APPLICATION) (PRIORITAET (PATENTANMELDUNG)) US 465863 A 19900116
EP 414469	P 19900711 EP AA PRIORITY (PATENT APPLICATION) (PRIORITAET (PATENTANMELDUNG)) US 551239 A 19900711
EP 414469	P 19900820 EP AE EP-APPLICATION (EUROPAEISCHE ANMELDUNG) EP 90309107 A 19900820

EP 414469	P 19910227 EP AK DESIGNATED CONTRACTING STATES IN AN APPLICATION WITHOUT SEARCH REPORT (IN EINER ANMELDUNG OHNE RECHERCHENBERICHT BENANNTE VERTRAGSSTAATEN) AT BE CH DE DK ES FR GB GR IT LI LU NL SE
EP 414469	P 19910227 EP A2 PUBLICATION OF APPLICATION WITHOUT SEARCH REPORT (VEROEFFENTLICHUNG DER ANMELDUNG OHNE RECHERCHENBERICHT)
EP 414469	P 19920923 EP AK DESIGNATED CONTRACTING STATES IN A SEARCH REPORT (IN EINEM RECHERCHENBERICHT BENANNTE VERTRAGSSTAATEN) AT BE CH DE DK ES FR GB GR IT LI LU NL SE
EP 414469	P 19920923 EP A3 SEPARATE PUBLICATION OF THE SEARCH REPORT (ART. 93) (GESONDERTE VEROEFFENTLICHUNG DES RECHERCHENBERICHTS (ART. 93))
EP 414469	P 19930120 EP 17P REQUEST FOR EXAMINATION FILED (PRUEFUNGSANTRAG GESTELLT) 921127
EP 414469	P 19940921 EP 17Q FIRST EXAMINATION REPORT (ERSTER PRUEFUNGSBESCHEID) 940805
EP 414469	P 19961030 EP AK DESIGNATED CONTRACTING STATES MENTIONED IN A PATENT SPECIFICATION (IN EINER PATENTSCHRIFT ANGEFUEHRTE BENANNTE VERTRAGSSTAATEN) AT BE CH DE DK ES FR GB GR IT LI LU NL SE
EP 414469	P 19961030 EP B1 PATENT SPECIFICATION (PATENTSCHRIFT)
EP 414469	P 19961030 EP REF IN AUSTRIA REGISTERED AS: (IN AT EINGETRAGEN ALS:) AT 144797 R 19961115
EP 414469	P 19961205 EP REF CORRESPONDS TO: (ENTSPRICHT) DE 69029018 P 19961205
EP 414469	P 19970127 EP ITF IT: TRANSLATION FOR A EP PATENT FILED (IT: DEPOSITO TRADUZIONE DI BREVETTO EUROPEO) MODIANO & ASSOCIATI S.R.L.
EP 414469	P 19970228 EP ET FR: TRANSLATION FILED (FR: TRADUCTION A ETE REMISE)
EP 414469	P 19970301 ES FG2A/REG DEFINITIVE PROTECTION (PROTECCION DEFINITIVA) 2095859T3
EP 414469	P 19970414 DK T3/REG TRANSLATION OF EP PATENT
EP 414469	P 19971022 EP 26N NO OPPOSITION FILED (KEIN EINSPRUCH EINGELEGT)
EP 414469	P 20020101 GB IF02/REG EUROPEAN PATENT IN FORCE AS OF 2002-01-01
EP 414469	P 20030314 CH PUE/REG ASSIGNMENT (UEBERTRAGUNG) GENETYPE AG -DANN AN- GENETIC TECHNOLOGIES LIMITED
EP 414469	P 20030319 GB 732E/REG PROCEEDING UNDER SECTION 32 PATENTS ACT 1977 (PROC. UNDER SECT. 32 PAT. ACT 1977)
EP 414469	P 20030701 EP NLS NL: ASSIGNMENTS OF EP-PATENTS (NL: MEDEDELINGEN VAN OVERDRACHT VAN EUROPESE OCTROOIEN) GENETIC TECHNOLOGIES LIMITED
EP 414469	P 20030816 ES PC2A/REG TRANSFER GRANTED (TRANSMISION CONCEDIDA)
EP 414469	P 20030912 FR TP/REG TRANSMISSION OF PROPERTY (TRANSMISSION DE PROPRIETE)

SPAIN (ES)
    Patent (No,Kind,Date): ES 2095859 T3 19970301
        PROCEDIMIENTO DE ANALISIS DE UNA SECUENCIA DE INTRON PARA LA DETECCION
            DE ALELOS DE LOCUS ADYACENTES Y REMOTOS COMO HAPLOTIPOS. (Spanish)
        Patent Assignee: GENETYPE AG
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): ES 90309107 EP 19900820

        Addnl Info: 0414469 EP patent valid in AT
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: Spanish

SPAIN (ES) Legal Status (No,Type,Date,Code,Text):
ES 2095859	P 19970301 ES FG2A DEFINITIVE PROTECTION (PROTECCION DEFINITIVA) 414469

FINLAND (FI)
    Patent (No,Kind,Date): FI 9004200 A0 19900824
        INTRONSEKVENSANALYSMETOD FOER DETEKTERING AV NAERLIGGANDE OCH AVLAEGSNA
            LOKUSALLELER SOM HAPLOTYPER. (Swedish)
        Patent Assignee: GENETYPE A G (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): FI 904200 A 19900824
        IPC: * C12Q
        Language of Document: Finnish; Swedish

FINLAND (FI)
    Legal Status (No,Type,Date,Code,Text):
        FI 904200        A 19930228 FI FD        Application shelved
                        (J tetty sillens 4 kk)

GREECE (GR)
    Patent (No,Kind,Date): GR 3022410 T3 19970430
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): GR 400134 A 19970129
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: Greek

HONG KONG (HK)
    Patent (No,Kind,Date): HK 1008053 A1 19990430
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): HK 98107074 A 19980626
        IPC: * C12Q; C07H

        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

ISRAEL (IL)
    Patent (No,Kind,Date): IL 95467 A0 19910630
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Assignee: GENETYPE A G
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): IL 95467 A 19900823
        IPC: * C12Q
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English
    Patent (No,Kind,Date): IL 95467 A1 19950731
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG (CH)
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): IL 95467 A 19900823
        IPC: * C12Q-001/68; C07K-014/00
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

ISRAEL (IL) Legal Status (No,Type,Date,Code,Text):
IL 95467	P 19961031 IL FF PATENTS GRANTED
IL 95467	P 20010111 IL KB PATENTS RENEWED
IL 95467	P 20030624 IL HP CHANGES IN PROPRIETORSHIP

JAPAN (JP)
    Patent (No,Kind,Date): JP 3139300 A2 19910613
        METHOD OF ANALYZING INTRON SEQUENCE FOR DETECTING THE ALLEL ADJACENT TO
            GENE LOCUS AS HALO TYPE AND DISTANT THEREFROM (English)
        Patent Assignee: JIINTAIPU AG
        Author (Inventor): MARUKOMU JIEI SAIMONZU
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): JP 90224176 A 19900824
        IPC: * C12Q-001/68; C12N-015/11; A61K-048/00
        Language of Document: Japanese
    Patent (No,Kind,Date): JP 2001309796 A2 20011106
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELE AS HAPLOTYPE (English)
        Patent Assignee: GENETYPE AG
        Author (Inventor): SIMONS MALCOLM J
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711

        Applic (No,Kind,Date): JP 200192923 A 20010328
        IPC: * C12N-015/09; C12Q-001/68
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: Japanese
    Patent (No,Kind,Date): JP 3206812 B2 20010910
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): JP 90224176 A 19900824
        IPC: * C12Q-001/68; C12N-015/09
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: Japanese

NEW ZEALAND (NZ)
    Patent (No,Kind,Date): NZ 235051 A 19920129
        DETECTING ALLELES, SPECIFICALLY THE HLA LOCUS INVOLVING DNA
            AMPLIFICATION AND ITS APPLICATION IN PATERNITY TESTING (English)
        Patent Assignee: GENETYPE AG
        Author (Inventor): SIMONS MALCOLM J
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): NZ 235051 A 19900824
        IPC: * G01N-033/50; C12N-015/10; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

SINGAPORE (SG)
    Patent (No,Kind,Date): SG 4700747 A1 19980417
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG
        Author (Inventor): SIMONS MALCOLM J
        Priority (No,Kind,Date): US 398217 A 19890825; US 405499 A
            19890911; US 465863 A 19900116; US 551239 A 19900711
        Applic (No,Kind,Date): SG 9604155 A 19900820
        IPC: * C12Q-001/68; C07H-021/04
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

UNITED STATES OF AMERICA (US)
    Patent (No,Kind,Date): US 5192659 A 19930309
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 465863 B2 19900116; US 405499 B2
            19890911; US 398217 B2 19890825
        Applic (No,Kind,Date): US 551239 A 19900711
        National Class: * 435006000; 435091000; 935017000; 935018000;

            935076000; 935077000; 935078000
        IPC: * C12Q-001/68; C12P-019/34
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English
    Patent (No,Kind,Date): US 5612179 A 19970318
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (NZ)
        Priority (No,Kind,Date): US 949652 A 19920923; US 551239 A1
            19900711; US 465863 B2 19900116; US 405499 B2 19890911; US 398217 B2 19890825
        Applic (No,Kind,Date): US 949652 A 19920923
        Addnl Info: 5192659 19930309 Patented
        National Class: * 435006000; 435091100; 435091200; 536023100;
            536024300; 536024310; 536024330; 935077000; 935078000
        IPC: * C12Q-001/68; C12P-019/34; C07H-021/04; C12N-015/00
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English
    Patent (No,Kind,Date): US 5789568 A 19980804
        HUMAN LEUKOCYTE ANTIGEN (HLA) LOCUS-SPECIFIC PRIMERS (English)
        Patent Assignee: GENETYPE AG (CH)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 682054 A 19960716; US 949652 A3
            19920923; US 551239 A1 19900711; US 465863 B2 19900116; US 405499
            B2 19890911; US 398217 B2 19890825
        Applic (No,Kind,Date): US 682054 A 19960716
        Addnl Info: 5192659 19930309 Patented
        National Class: * 536024330; 435006000; 435091200; 935008000
        IPC: * C07H-021/04; C12P-019/34; C12N-015/00
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English
    Patent (No,Kind,Date): US 20030119003 AA 20030626
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
            LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG (US)
        Author (Inventor): SIMONS MALCOLM J (AU)
        Priority (No,Kind,Date): US 5626 A 20011203; US 70497 B1 19980430;
            US 682054 A1 19960716; US 949652 A3 19920923; US 551239 A1
            19900711; US 465863 B2 19900116; US 405499 B2 19890911; US 398217 B2 19890825
        Applic (No,Kind,Date): US 5626 A 20011203
        Addnl Info: 5789568 Patented; 5612179 Patented; 5192659 Patented
        National Class: * 435006000; 435091200
        IPC: * C12Q-001/68; C12P-019/34
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

UNITED STATES OF AMERICA (US) Legal Status (No,Type,Date,Code,Text):
US 5192659	P 19890825 US AA PRIORITY
US 398217	B2 19890825
US 5192659	P 19890911 US AA PRIORITY
US 405499	B2 19890911
US 5192659	P 19900116 US AA PRIORITY
US 465863	B2 19900116
US 5192659	P 19900711 US AE APPLICATION DATA (PATENT) (APPL. DATA (PATENT))
US 551239	A 19900711
US 5192659	P 19900711 US AS02 ASSIGNMENT OF ASSIGNOR'S INTEREST GENETYPE A.G., NEUGASSE 11, 6300 ZUG A CORP. OF SWITZERLAND; SIMONS, MALCOLM J.: 19900606
US 5192659	P 19930309 US A PATENT
US 5192659	P 19940614 US CC CERTIFICATE OF CORRECTION
US 5612179	P 19890825 US AA PRIORITY
US 398217	B2 19890825
US 5612179	P 19890911 US AA PRIORITY
US 405499	B2 19890911
US 5612179	P 19900116 US AA PRIORITY
US 465863	B2 19900116
US 5612179	P 19900711 US AA PRIORITY
US 551239	A1 19900711
US 5612179	P 19920923 US AE APPLICATION DATA (PATENT) (APPL. DATA (PATENT))
US 949652	A 19920923
US 5612179	P 19970318 US A PATENT
US 5789568	P 19890825 US AA PRIORITY
US 398217	B2 19890825
US 5789568	P 19890911 US AA PRIORITY
US 405499	B2 19890911
US 5789568	P 19900116 US AA PRIORITY
US 465863	B2 19900116
US 5789568	P 19900711 US AA PRIORITY
US 551239	A1 19900711
US 5789568	P 19920923 US AA PRIORITY
US 949652	A3 19920923
US 5789568	P 19960716 US AE APPLICATION DATA (PATENT) (APPL. DATA (PATENT))
US 682054	A 19960716
US 5789568	P 19980804 US A PATENT
US 20030119003	P 19890825 US AA PRIORITY
US 398217	B2 19890825
US 20030119003	P 19890911 US AA PRIORITY
US 405499	B2 19890911
US 20030119003	P 19900116 US AA PRIORITY
US 465863	B2 19900116
US 20030119003	P 19900711 US AA PRIORITY (CONTINUATION)
US 551239	A1 19900711
US 20030119003	P 19920923 US AA PRIORITY (DIVISION)
US 949652	A3 19920923
US 20030119003	P 19960716 US AA PRIORITY (CONTINUATION)
US 682054	A1 19960716

US 20030119003	P 19980430 US AA PRIORITY
US 70497	B1 19980430
US 20030119003	P 20011203 US AE APPLICATION DATA (PATENT) (APPL. DATA (PATENT))
US 5626	A 20011203
US 20030119003	P 20030626 US A1A1 PATENT APPLICATION PUBLICATION (PRE-GRANT)

SOUTH AFRICA (ZA)
    Patent (No,Kind,Date): ZA 9006765 A 19910626
        INTRON SEQUENCE ANALYSIS METHOD FOR DETECTION OF ADJACENT AND REMOTE
        LOCUS ALLELES AS HAPLOTYPES (English)
        Patent Assignee: GENETYPE AG
        Author (Inventor): SIMONS MALCOLM J; MALCOLM J SIMONS
        Priority (No,Kind,Date): US 398217 A 19890825
        Applic (No,Kind,Date): ZA 906765 A 19900824
        IPC: * C12N; A61K; C07H
        CA Abstract No: * 115(07)066222Y
        Derwent WPI Acc No: * C 91-059664
        Language of Document: English

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  Exhibit 4.10
LICENSE AGREEMENT
Appendix "A" Licensed Patents